UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

TOWER TECH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

100 Maritime Drive, Suite 3C, Manitowoc, Wisconsin 54220

(Address of principal executive offices) (Zip Code)

(920) 684-5531

Registrant’s telephone number, including area code

980 Maritime Drive, Suite 6, Manitowoc, Wisconsin 54220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The registrant appointed D. Randall Brumbelow as interim Chief Financial Officer effective January 15, 2007.

From June, 2005 to May, 2006, Mr. Brumbelow served as CFO for Body Blue, Inc., a personal care products manufacturer based in Canada. From August 2003 to June 2005, he served as a project manager for Morgan Franklin Corporation, based in Herndon, Virginia, where he implemented Sarbanes-Oxley compliance testing and certification programs. From February 2001 to March 2003, Mr. Brumbelow worked as the CFO of Tristate Electrical & Electronics Supply Co., Inc., a company located in Hagerstown, Maryland, whose business is the wholesale distribution of electrical products with annual revenue approximating $250 million. Between 1998 and 2000, he served as the controller and CFO of Transamerica Retail Financial Services in Hoffman Estates, Illinois. From 1981 to 1998, Mr. Brumbelow worked in a number of positions for General Electric Company, concluding with his service as Vice President of Finance from 1993 to 1995 for GE Capital Retailer Financial Services and Vice President of Business Development from 1996 to 1998 also for GE Capital Retailer Financial Services. From 1981 to 1993 he served in various senior financial capacities throughout GE, including posts within the GE Corporate Audit Team. Mr. Brumbelow has extensive experience in sourcing, procurement, manufacturing design and securities and public company compliance. He received an MBA in Accounting and a bachelor’s degree in Finance.

On November 12, 2006, the registrant made the interim appointment of Samuel W. Fairchild as Chief Executive Officer permanent, to serve until further notice or until his successor is chosen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER TECH HOLDINGS INC.
January 15, 2007	By: /s/ Samuel W. Fairchild Samuel W. Fairchild Chief Executive Officer

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